UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2013

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 E. Flamingo, #3101, Las Vegas, Nevada 89119 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant's Certifying Accountant.

(a)           Effective December 30, 2013, Sadler Gibb & Associates, LLC (“Sadler Gibb”) resigned as the Company’s independent accountants.  There were no disagreements between the Company and Sadler Gibb, for the two most recent fiscal years and any subsequent interim period through December 31, 2013 (the date of the Company’s last amended quarterly filing) or through the present  on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Sadler Gibb, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

Sadler, Gibb was engaged on July 29, 2011 with approval of the Board of Directors and Sadler Gibb has been the Company’s auditor since that time.  None of the reports of Sadler Gibb on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles except that the reports of Sadler Gibb on the Company's financial statements for the past two years indicated that there was substantial doubt about the Company’s ability to continue as going concern.

(b)           On December 30, 2013, upon approval of the Board of Directors, the Company engaged Malone Bailey, LLP as its principal accountant to audit the Company's financial statements as successor to Sadler Gibb. During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with the entity of Malone Bailey, LLP  regarding the application of accounting principles to a specific transaction,  either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the entity of Malone Bailey  provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

               Further, during the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted the entity of Malone Bailey on any matter that was the subject of a disagreement or a reportable event.

(c)           On December 30, 2013, the Board of Directors of the Company approved the engagement of Malone Bailey LLP as its lead accounting firm and auditor.  Malone Bailey will audit the consolidated balance sheet of the Company as of December 31, 2013, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ending. The objective of an audit of the consolidated financial statements is to express an opinion on the financial statements in accordance with generally accepted accounting principles accepted in the United States (GAAP). The audit of the financial statements will be conducted in accordance with the standards established by the Public Company Accounting Oversight Board (PCAOB) and will include tests of the Company’s accounting records and other procedures we consider necessary to enable us to express our opinion.

In conjunction with the annual audit, Malone Bailey will also perform reviews of the Company’s unaudited quarterly financial information for each of the four quarters in the year ending December 31, 2014. For the first three quarters, they will perform reviews of that information before the Form 10‐Q is filed. The objective of a review is to provide a basis for communicating whether there are any material modifications that should be made to the interim financial information for it to conform with GAAP.

Item 4.02 regarding Form 8-K filed November 19, 2013

Item No. 1.  For the second quarter, after the initial filing the company made two changes to the consolidated financial statements based upon the review by the auditors to wit: One investment had been booked at the a lower valuation based upon the first half of a transaction and the company had not restated the valuation to the proper face value of an investment in preferred stock upon receipt of the actual certificate.  That change resulted in an approximate $700k increase to the balance sheet.  In addition, based upon documentation review by the auditor, agreements by the Company for lease and operating relationships with business in China had been booked by the company as a VIE and both parties agreed that the consolidated financial statements should be changed to  eliminate the consolidation based upon the auditors determination. This change affected revenues and expenses.

Item No. 2:  The auditor requested the non-reliance and amendment and the Company’s Board of directors agreed and authorized the CEO to make the changes as requested by the auditors.

Item No. 3:  The auditor reviewed the amended filing and the Form 8-K.

Item No. 4:  The Form 8-K was filed immediately upon the determination that the consolidated financial statements should not be relied.

Item No. 5:  All matters were discussed with the auditors by the officers and counsel as directed by the Board of Directors.

Item 4.02 regarding Form 8-K Filed November 27, 2013 Amendment No. 1 to Form 10-Q for the Quarterly Period Ended September 30, 2013

Item No. 1:  The company prepared and made the filing and was advised by the auditor that the consolidated financial statements should be amended immediately prior to the filing of the Form 8-K.  The changes in the consolidated financial statements resulted from some information provided by certain operations in China that led to corrections to the statements.  The auditors requested the amendment and it was supplied as per their request.

Item No. 2:  Controls and Procedures.  The Company has filed a Form 10-Q/A to delete  the  phrase “for a company our size”..

Item No. 3:  Form 10-Q/A has been filed to attach updated certifications.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d) EXHIBITS:

Exhibit Number	Description	Incorporated by Reference to:	Filed Herewith

16.1	Letter From Sadler Gibb & Associates		X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer and Director

Date:   December 31, 2013